Exhibit 10.3.2

FIRST AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

As adopted by the Board of Directors on August 30, 2006:

WHEREAS, the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”) was duly adopted by the stockholders of this corporation on May 18, 2006;

WHEREAS, the Plan provides that it may be amended at any time by this Board of Directors, subject to certain exceptions that are not applicable to the matter at hand;

WHEREAS, this Board has determined it to be in the best interests of this Corporation and its stockholders that the Plan be amended as set forth in these resolutions;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

(1) The third sentence of Section 10 is hereby restated in its entirety to read as follows:

“With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted.”

(2) A new sentence is hereby added to the end of Section 18(a) to read in its entirety as follows:

“Notwithstanding the foregoing, the restricted period for non-performance-based restricted stock awards shall not be less than three years and the restricted period for performance-based restricted stock awards shall not be less than one year.”